Exhibit 99.1

Tidewater to Present at the Howard Weil 42nd Annual Energy Conference

NEW ORLEANS, March 14, 2014 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO; Quinn P. Fanning, Executive Vice President and Chief Financial Officer; and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will participate at the Howard Weil 42nd Annual Energy Conference in New Orleans, Louisiana on Monday, March 24, 2014, at approximately 4:10 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.

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